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RR Donnelley
Media Contact:	Doug Fitzgerald, Senior Vice President Marketing & Communications
Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com
Investor Contact:	Dan Leib, Vice President, Investor Relations
Tel: 312-326-7710 E-mail: dan.leib@rrd.com
Banta Corporation
Investor/Media Contact:	Mark Fleming, Director, Investor and Corporate Communications
Tel: 920-751-7713

RR Donnelley to Acquire Banta Corporation for $1.3 Billion In Cash

Combination Will Expand RR Donnelley's Printing, Digital Imaging,
Content Management and Outsourcing Solutions Platform

CHICAGO, IL and MENASHA, WI - October 31, 2006 - R.R. Donnelley & Sons Company (NYSE: RRD) and Banta Corporation (NYSE: BN) jointly announced today that they have signed a definitive agreement pursuant to which RR Donnelley will acquire Banta, a provider of printing, supply chain management and related services. The all-cash deal is valued at approximately $1.3 billion, or $36.50 per share after the special dividend of $16.00 per share already declared by Banta. The agreement has been unanimously approved by the Boards of Directors of both companies and is expected to close in the first quarter of 2007. The acquisition is expected to be accretive to RR Donnelley's earnings in the first full year after the closing of the transaction and is subject to customary closing conditions, including regulatory approval and approval of Banta shareholders.

The combination will enable RR Donnelley to expand the range of products and services it offers customers, while at the same time enhancing its services to the magazine, catalog, book and direct marketing segments. Banta, with operations in the United States, Europe and Asia, will significantly enhance RR Donnelley's geographic footprint and create opportunities for additional scale in locations where RR Donnelley is already present.

Banta, headquartered in Menasha, Wisconsin, has annual revenues of approximately $1.5 billion and provides comprehensive printing and digital imaging solutions to leading publishers and direct marketers, including advanced digital content management and e-business services. Banta also provides a wide range of procurement management and other outsourcing capabilities to the world's largest technology companies.

“Banta is an exceptional fit with RR Donnelley,” said Mark A. Angelson, RR Donnelley's Chief Executive Officer. “This combination will create immediate cross-selling opportunities with our blue-chip customers as well as offer substantial synergies in our procurement, manufacturing and services operations. We are delighted to have the opportunity to better serve our customers by expanding the flexibility of our combined global manufacturing and service platforms. The addition of Banta furthers our goal of increasing long-term shareholder value and we look forward to maximizing the benefits for our customers, employees and investors.”

“RR Donnelley's innovative, customer-centered approach, broad product and service mix and emphasis on developing value-added solutions mirrors Banta’s,” said Stephanie A. Streeter, Banta's Chairman and Chief Executive Officer. “Joining these two highly successful, complementary companies will result in a combined organization that creates new and exciting opportunities for our customers and employees moving forward. Together, the companies will offer enhanced capabilities and an increased array of options to our customers and I look forward to working closely with RR Donnelley's management to ensure a smooth transition.”

John Paloian, RR Donnelley Group President, Publishing & Retail Services, added, “Our publishing, catalog and direct marketing customers, in particular, will benefit from combined resources that will allow us to craft even more innovative and responsive solutions. From digital prepress capabilities through sophisticated logistics, our enhanced flexibility will allow us to address our customers' needs more quickly for cost-effective and compelling communications.”

Also, today RR Donnelley reaffirmed its previously announced 2006 full year non-GAAP net earnings per diluted share from continuing operations earnings guidance to be in the range of $2.45 to $2.50, but trending toward the high end of the range. GAAP net earnings per diluted share from continuing operations in 2006 may include restructuring, impairment and integration charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide full-year GAAP net earnings estimates at this time.

Goldman, Sachs & Co. served as financial advisor to RR Donnelley and Sullivan & Cromwell LLP provided legal counsel. UBS Securities LLC served as financial advisor to Banta and Foley & Lardner LLP provided legal counsel.

A conference call and simultaneous webcast to discuss the transaction will be held on Wednesday, November 1, 2006 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The live webcast will be accessible on both RR Donnelley's web site: www.rrdonnelley.com and Banta's web site: www.banta.com. Individuals wishing to participate can join the conference call by dialing (800) 632-2975 (toll-free domestic); passcode: 8068896. A webcast replay will be archived on both Companies' web sites for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at (877) 519-4471 (toll-free domestic); passcode: 8068896.

RR Donnelley also will host a conference call and simultaneous webcast to discuss its third-quarter results on Tuesday, November 7, 2006, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley's web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing (800) 657-1263 (toll-free domestic); passcode: 8068924. A webcast replay will be archived on the Company's web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at (877) 519-4471; passcode: 8068924. The previously scheduled investor meeting has been postponed.

About RR Donnelley
RR Donnelley (NYSE: RRD) is the world's premier full-service provider of print and related services, including document-based business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley's scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company's web site at www.rrdonnelley.com.

About Banta Corporation
Banta Corporation is a technology and market leader in printing and supply-chain management services. Its integrated approach provides a comprehensive combination of printing, binding and digital imaging solutions to leading publishers and direct marketers. Banta excels at helping customers find unique solutions to the complex challenges of getting their products and communications to market. Banta focuses on five printing services segments: books, special-interest magazines, catalogs, direct marketing and literature management. Banta's global supply-chain management business provides a wide range of outsourcing capabilities to some of the world's largest companies. Services range from materials sourcing, product configuration and customized kitting, to order fulfillment and global distribution. For more information, visit the company's web site at www.banta.com.

Use of Forward-Looking StatementsThis news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, unanticipated issues associated with obtaining approvals to complete the transaction or other unexpected issues that could impact the closing of the deal. Readers are strongly encouraged to read the full cautionary statements contained in each of RR Donnelley's and Banta's filings with the SEC. Both RR Donnelley and Banta disclaim any obligation to update or revise any forward-looking statements.

Additional Information

In connection with the proposed combination described above (the "Merger"), Banta will file with the Securities and Exchange Commission (the "SEC"), and will furnish to its shareholders, a proxy statement. Banta shareholders are advised to read the proxy statement when it is finalized and distributed, because it will contain important information about the proposed Merger. Shareholders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Shareholders will also be able to obtain a free copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Banta Corporation, 225 Main Street, Menasha, Wisconsin 54952, Attention: Corporate Secretary, telephone (920) 751-7777, or from the Company's website, www.banta.com.

Banta and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from shareholders of Banta in favor of the proposed Merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in Banta's proxy statement. Information regarding certain of these persons and their beneficial ownership of Banta common stock as of March 3, 2006 is also set forth in the Schedule 14A filed by Banta with the SEC on March 23, 2006.